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                          U.S. SECURITIES AND EXCHANGE
                                   COMMISSION
                             WASHINGTON, D.C. 20549


                                 --------------


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                               Date: July 15, 1998



                         Commission File Number: 0-28912


                              INNOPET BRANDS CORP.
           -----------------------------------------------------------
           (Name of small business issuer as specified in its charter)


                  Delaware                                  65-0639984
      --------------------------------                  ------------------
        (State or Other Jurisdiction                     (I.R.S. Employer
      of Incorporation or Organization)                 Identification No.)


                        1 East Broward Blvd., Suite 1100
                         Fort Lauderdale, Florida 33301
                    ----------------------------------------
                    (Address of Principal Executive Offices)



                                 (954) 453-2400
                 ----------------------------------------------
                (Issuer's Telephone Number, Including Area Code)

Item 5.  Other Events

Significant Uncertainty of the Company's Ability to Continue Operating.

The Company's ability to continue to operate requires the infusion of immediate and significant additional financing. Moreover, the Company has accrued significant acounts payable and is currently in default on several significant short debt obligations, including the Note (as defined below) as well as certain of its obligations under agreements with certain suppliers and manufacturers. The Company is actively seeking additional financing. In the event that the Company is unable to obtain such financing, the Company may be forced to cease its operations.

Restatement of Accounting Treatment for Certain Financing-Related Events.

On July 9, 1997, InnoPet Brands Corp. (the "Company") secured short-term financing in the form of a senior convertible note in the principal amount of $1,500,000 (the "Note") from Entrepreneurial Investors, Ltd. ("EIL"), a Bahamas corporation and principal stockholder of the Company. The Note had a stated interest rate of 14%, matured on January 15, 1998, and was collateralized with 600,000 shares of the Company's common stock.

The Company failed to make any payments of principal or interest under the Note and consequently EIL took possession of the collateral and commenced an action for specific performance demanding, among other items, that such collateral be registered. When EIL sought release of and seized the collateral shares, the Company took the position that the principal of and accrued interest on the Note had been converted to equity, and reflected the transaction as such in its Form 10-QSB for the quarterly period ending March 31, 1998. In addition, the Company presented a proforma column to its balance sheet as presented in its Form 10-KSB for the year ended December 31, 1997, reflecting the effect the transaction would have made on the Company's year end financial condition if the conversion had occurred on December 31, 1997, and not on January 15, 1998. In the Company's Registration Statement (the "Registration Statement") filed with the Securities and Exchange Commission and declared effective on April 16, 1998, the proforma capitalization table in the Prospectus of such Registration Statement, as well as the financial statements contained therein, also reflect the Company's position at the time that the principal and accrued interest on the Note had been converted into equity of the Company.

As a consequence of the Registration Statement filed by the Company with the SEC having gone effective on April 16, 1998, the EIL action was rendered moot and voluntarily withdrawn. Subsequent to the filing of the Registration Statement, the Company received notice from EIL, whereby EIL claimed that (i) the entire principal amount of the Note plus interest is due and owing to EIL, (ii) EIL has not agreed to convert the Note into equity of the Company and (iii) if EIL were to convert the Note into equity of the Company, the shares of common stock issued to EIL as collateral, and in EIL's possession, would be insufficient to satisfy the amounts due under such note.

Although EIL has foreclosed on the collateral, in light of the present facts and circumstances in which the conversion is being contested by EIL, the Company has reconsidered its position regarding the accounting treatment of the seizure of the collateral shares as a conversion of the Note into stockholders' equity. The 600,000 shares of common stock are being accounted for as collateral shares held in treasury and the Note is being included in current liability at March 31, 1998.

The condensed balance sheet at March 31, 1998, is presented below, with columns depicting the financial condition as reported in the Company's Form 10-QSB for the quarterly period ending March 31, 1998, giving rise to the effect of conversion ("Prior to Adjustment") and as now restated, no longer giving rise to such effect ("As Adjusted").

Recent Litigation.

On July 2, 1998, EIL commenced an action against the Company in the United States District Court for the District of Delaware (the "District Court") seeking full payment of the Note plus accrued interest. On July 2, 1998 EIL also commenced an action in the District Court against the Company; Marc Duke ("Marc Duke"), a director and the former Chief Executive Officer of the Company; and Daniel I. DeWolf, a former director of the Company ("Daniel I. DeWolf" and collectively with Marc Duke, the "Individual Defendants") seeking, among other things, unspecified damages EIL claims it incurred in connection with EIL's

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

purchase of securities of the Company and loan of funds to the Company, as a result of alleged (i) violations of the federal securities laws by the Company and the Individual Defendants, specifically Section 10 of the Securities Exchange Act of 1934 and Rule 10(b) thereunder and (ii) negligent misrepresentations and fraud of the Company and the Individual Defendants. In addition, EIL seeks to recover unspecified damages for breach of a registration rights agreement, dated April 28, 1997, between EIL and the Company, and a bridge loan agreement, dated July 9, 1998, between EIL and the Company. The Company is currently in negotiations with EIL with respect to both actions and believes it will reach an agreement with EIL. The Company believes it has meritorious defense against such action. In the event that an agreement is not reached with EIL, and EIL successfully pursues its claims with respect to either or both actions, such event could have a material adverse effect on the Company, its financial condition, business and operations.

Recent Conversion of Preferred Stock.

On December 18, 1997, InnoPet Brands Corp. ("InnoPet") entered into a Subscription Agreement and Investment Representation with Explorer Partners, L.L.C. ("EP"), to purchase 10,000 shares of 8% Series B cumulative convertible preferred stock (the "Series B Preferred Stock") at a purchase price of $100 per share, with an option to purchase an additional 30,000 shares of Series B Preferred Stock. EP purchased 10,000, 2,000 and 8,000 shares of the Series B Preferred Stock on December 18, 1997, February 20, 1998 and March 18, 1998, respectively. The aggregate purchase price for each of these acquisitions was $1,000,000, $200,000 and $800,000, respectively. EP paid the purchase price for the Series B Preferred Stock from EP's working capital.

The Series B Preferred Stock was convertible by EP at any time into a number of shares of InnoPet common stock (the "Common Stock") equal to (i) the number of shares of Preferred Stock converted, multiplied by (ii) the quotient of (a)$100, and (b) 80% of the average closing price for a share of InnoPet Common Stock as quoted on the OTC Electronic Bulletin Board for the five trading days preceding the conversion date, provided that such conversion price shall not exceed $6.00 per share. The Series B Preferred Stock pays a quarterly dividend of 8% per year and is payable at InnoPet's sole option in cash or by the issuance of shares of Common Stock.

On April 30, 1998, EP exercised its right to convert 75 shares of Series B Preferred Stock and received 4,747 shares of InnoPet Common Stock in exchange therefor. On June 23, 1998, EP exercised its right to convert all of the remaining 19,925 shares of Series B Preferred Stock it owned, and received 8,991,426 shares of InnoPet Common Stock, including 210,545 shares of Common Stock received as a dividend on the Series B Preferred Stock. Pursuant to a Registration Rights Agreement by and between EP and InnoPet, InnoPet has agreed to register the shares of Common Stock underlying the Series B Preferred Stock owned by EP, subject to certain limitations and conditions. InnoPet has also agreed to register any shares of Common Stock received by EP in lieu of a cash dividend with respect to the Series B Preferred Stock.

Appointment of Chief Executive Officer and New Directors.

On June 30, 1998, Burnett W. Donoho, a director of the Company, was appointed Chief Executive Officer. On such date, Robert Holz and Timothy Keating were elected to serve as directors of the Company.

                              INNOPET BRANDS CORP.
                        (A Development Stage Enterprise)
                            CONDENSED BALANCE SHEET
                                 March 31, 1998
                                  (Unaudited)

                                 BALANCE SHEET

                  Assets                                    Prior to Adjustment           As Adjusted
                                                            -------------------           -----------
Current Assets:
   Cash                                                            $367,778                   $367,778
   Accounts receivable                                            1,125,854                  1,125,854
   Inventories                                                    1,905,240                  1,905,240
   Prepaid expenses and other current assets                        661,261                    661,261
                                                               ------------              -------------
      Total current assets                                        4,060,133                  4,060,133
                                                               ------------              -------------

Property and Equipment, net                                         405,122                    405,122
                                                               ------------              -------------

Intangible Assets:
   Deferred slotting fees, net of accumulated
      amortization                                                   58,625                     58,625
   Product formulae acquisition costs, net
      of accumulated amortization                                   216,921                    216,921
   Non-compete agreement, net of accumulated
      amortization                                                   84,941                     84,941
                                                               ------------              -------------
      Total intangible assets                                       360,487                    360,487
                                                               ------------              -------------

   Other assets                                                      10,000                     10,000
                                                               ------------              -------------

Total Assets                                                     $4,835,742                 $4,835,742
                                                               ============              =============

          Liabilities and Stockholders' Deficiency

Current Liabilities:
   Notes payable                                                    825,393                  2,325,393
                                                               ------------              -------------
   Accounts Payable:
         Trade                                                   $2,839,895                 $2,839,895
         Slotting fees                                              380,127                    380,127
   Accrued expenses and other payables                              877,186                    986,501

      Total current liabilities                                   4,922,601                  6,531,916

   Long-term Liabilities                                            171,303                    171,303
                                                               ------------              -------------

Stockholders' Deficiency:
   Series A 4% convertible preferred stock, $.01 par
   value; issued and outstanding 625,000 shares
      at liquidation value                                        2,500,000                  2,500,000
   Series B 8% convertible preferred stock, $100 par
      value; issued and outstanding 20,000 shares
      at liquidation value                                        2,000,000                  2,000,000
   Common stock, $.01 par value; authorized
      25,000,000 shares; issued and outstanding
      4,953,169 shares                                               55,531                     49,531
   Additional paid-in capital                                    16,613,170                 15,009,835
   Deficit accumulated during the development stage             (19,119,134)               (19,119,134)
   Notes and interest receivable on sale of common
      stock                                                      (2,304,493)                (2,304,493)
   Treasury stock at cost, including 600,000 collateral
      shares as adjusted                                             (3,236)                    (3,236)
                                                               ------------              -------------
         Total stockholders' deficiency                            (258,162)                (1,867,477)
                                                               ------------              -------------

Total Liabilities and Stockholders' Deficiency                   $4,835,742                 $4,835,742
                                                               ============              =============

                                    SIGNATURE

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                  InnoPet Brands Corp.




Date:    July 15, 1998            By: /s/ Michael L. Winer
                                      ------------------------------------------
                                      Michael L. Winer, Vice President and CFO
                                      (Chief Accounting Officer)



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